March 9, 2011
Medium-Term Notes, Series D
No. 2011-MTNDG0014
relating to Preliminary Pricing Supplement No. 2011-MTNDG0014 dated March 9, 2011 to Registration Statement Nos. 333-157386 and 333-157386-01
Filed pursuant to Rule 433

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

The Jump Securities offer the opportunity for investors to earn a return based on the performance of Yahoo! Inc. common stock. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 18% to 22%, which we refer to as the upside payment, if the closing price of the underlying shares on the valuation date is, at all, above the initial share price. If, on the other hand, the closing price of the underlying shares on the valuation date is at or below the initial share price, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial share price. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are a series of unsecured securities issued by Citigroup Funding Inc. Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the securities are subject to the credit risk of Citigroup Inc.
SUMMARY TERMS
Issuer:	Citigroup Funding Inc.
Guarantee:
Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the securities are not principal protected, you may receive an amount at maturity that is substantially less than the stated principal amount of your initial investment and could be zero.

Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Underwriting fee and issue price” below)
Pricing date:	March , 2011 (expected to price on or about March 15, 2011)
Original issue date:	March , 2011 (three business days after the pricing date)
Maturity date:	April 26, 2012
Underlying shares:	Shares of Yahoo! Inc. common stock (NASDAQ Symbol: “YHOO”)
Underlying shares issuer:	Yahoo! Inc.
Payment at maturity:
If the final share price is greater than the initial share price,
$10 + upside payment
If the final share price is less than or equal to the initial share price,
$10 x share performance factor
This amount will be less than or equal to the stated principal amount of $10.

Upside payment:
$1.80 to $2.20 per security (18% to 22% of the stated principal amount), to be determined on the pricing date.  Accordingly, even if the final share price is significantly greater than the initial share price, your payment at maturity will not exceed $11.80 to $12.20 per security.

Initial share price:	$ , the closing price of one underlying share on the pricing date.
Final share price:	The closing price of one underlying share on the valuation date.
Valuation date:	April 23, 2012, subject to postponement for non-trading days and certain market disruption events.
Share performance factor:	final share price / initial share price
CUSIP:	17316G230
ISIN:	US17316G2306
Listing:	The securities will not be listed on any securities exchange.
Underwriter:	Citigroup Global Markets Inc., an affiliate of the issuer. See “Fact sheet—Supplemental information regarding plan of distribution; conflicts of interest” in this offering summary.
Underwriting fee and issue price:	Price to Public(1)	Underwriting Fee(1)(2)	Proceeds to Issuer(3)
Per Security	$10.00	$0.20	$9.80
Total	$	$	$
(1) The actual public offering price, underwriting fee and related selling concession for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by that investor. The lowest price payable by an investor is $9.9250 per security. You should refer to “Fact sheet—Fees and selling concessions” and “Syndicate information” for more information.
(2) Citigroup Global Markets Inc., an affiliate of Citigroup Funding and the underwriter of the sale of the securities, will receive an underwriting fee of up to $0.20 for each security sold in this offering. The actual per security underwriting fee will be equal to the selling concession provided to selected dealers, as described in the next sentence. Citigroup Global Markets will pay selected dealers affiliated with Citigroup Global Markets, including its affiliate Morgan Stanley Smith Barney LLC, and their financial advisors collectively a selling concession of $0.20, subject to reduction for volume purchase discounts, for each $10 security they sell, while selected dealers not affiliated with Citigroup Global Markets will receive a selling concession of up to $0.20, subject to reduction for volume purchase discounts, for each $10 security they sell. Additionally, it is possible that Citigroup Global Markets and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. You should refer to “Risk Factors” below and “Risk Factors” and “Plan of Distribution; Conflicts of Interest” in the accompanying preliminary pricing supplement for more information. and “Fact sheet—Supplemental information regarding plan of distribution; conflicts of interest” in this offering summary for more information.
(3) The per security proceeds to Citigroup Funding indicated above represent the minimum per security proceeds to Citigroup Funding for any security, assuming the maximum per security underwriting fee of $0.20. As noted in footnote (2), the underwriting fee is variable.

You should read this document together with the preliminary pricing supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement filed on March 9, 2011:
http://www.sec.gov/Archives/edgar/data/831001/000095010311000941/dp21573_424b2-mtndg0014.htm

Prospectus and Prospectus Supplement filed on February 14, 2011:
http://www.sec.gov/Archives/edgar/data/831001/000095012311013008/x89392ae424b2.htm

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Funding Inc., the issuer, and Citigroup Inc., the guarantor, have filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“Commission”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File No. 333-157386) and the other documents Citigroup Funding and Citigroup Inc. have filed with the Commission for more complete information about Citigroup Funding Inc., Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the Commission’s website at www.sec.gov. Alternatively, you can request the preliminary pricing supplement and related prospectus supplement and prospectus by calling toll-free 1-877-858-5407.

Citigroup Funding Inc.

Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

Investment Overview

The Jump Securities

The Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlying shares that provides a fixed positive return if the underlying shares appreciate in value at all

▪
To enhance returns and outperform the underlying shares in scenarios in which the final share price increases from the initial share price by less than 18% to 22% (to be determined on the pricing date)

The securities are exposed on a 1:1 basis to the negative performance of shares of Yahoo! Inc. common stock.

Maturity:	Approximately 13 months
Upside payment:	$1.80 to $2.20 (18% to 22% of the stated principal amount), to be determined on the pricing date
Principal protection:	None

Yahoo! Inc. Overview

Yahoo! Inc. (“Yahoo!”) is a global Internet media company that offers an online guide to Web navigation, aggregated information content, communication services and commerce. Yahoo!’s site includes a hierarchical, subject-based directory of Web sites, which enables users to locate and access information and services through hypertext links included in the directory. Its SEC file number is 000-28018.  For more information please see “Information about the Underlying Shares” in these preliminary terms.

Information as of market close on March 8, 2011:

Bloomberg Ticker Symbol:	YHOO UW
Current Share Price:	$16.94
52 Weeks Ago (on 3/9/2010):	16.54
52 Week High (on 4/15/2010):	18.97
52 Week Low (on 8/31/2010):	13.08

Underlying Shares Historical Performance – Daily Closing Prices January 3, 2006 to March 8, 2011

March 2011	Page 2

Citigroup Funding Inc.

Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

Key Investment Rationale

Investors will receive a positive return on the securities if the closing price of the underlying shares on the valuation date is above the initial share price.

Payment Scenario 1
The final share price is greater than the initial share price.  In this scenario, each security redeems for $11.80 to $12.20 per security (118% to 122% of the stated principal amount), to be determined on the pricing date.  Accordingly, even if the final share price is significantly greater than the initial share price, your payment at maturity will not exceed $11.80 to $12.20 per security, and your return may be less than if you invested in the underlying shares directly.

Payment Scenario 2
The final share price is less than or equal to the initial share price.  In this scenario, each security redeems for an amount equal to the stated principal amount of $10 or less by an amount proportionate to the decrease in the final share price from the initial share price.  There is no minimum payment at maturity.

Summary of Selected Key Risks (see page 9)

▪	No guaranteed return of principal.

▪	No interest payments.

▪	Appreciation potential is fixed and limited.

▪
The market price of the securities will be influenced by many unpredictable factors, including the trading price, volatility and dividend yield of the underlying shares, and you may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪
The return on the securities (the effective yield to maturity) may be less than the amount that would be paid on a conventional fixed-rate debt security of ours (guaranteed by Citigroup Inc.) of comparable maturity.

▪
The securities are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and guarantor of any payments due on the securities, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.

▪	Investing in the securities is not equivalent to investing in the underlying shares; you have no shareholder rights and will not receive any dividends.

▪
No affiliation with the underlying shares issuer.  We have no control over any actions of the underlying shares issuer and bear no responsibility for the adequacy of any information provided about the underlying shares issuer in this offering summary or otherwise.

▪	We or our affiliates may engage in business with or involving the underlying shares issuer without regard to your interests.

▪	The inclusion of underwriting fees and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	The anti-dilution adjustments do not cover every event that could affect the underlying shares.

▪
The value of the securities may become based on the common stock of a company other than the underlying shares issuer or other transaction value.  See “Description of Securities—Anti-dilution adjustments” in the accompanying preliminary pricing supplement.

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited.

▪	The calculation agent, which is an affiliate of the issuer, will make determinations with respect to the securities.

▪	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities.

▪	Our affiliates may publish research reports and commentary regarding the underlying shares and/or the underlying shares issuer without regard to your interests.

▪	The U.S. federal income tax consequences of an investment in the securities are unclear.

March 2011	Page 3

Citigroup Funding Inc.

Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

Fact Sheet

The securities offered are senior unsecured obligations of Citigroup Funding, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying preliminary pricing supplement, the prospectus supplement and the prospectus.  At maturity, if the final share price is greater than the initial share price an investor will receive for each $10 stated principal amount of securities that the investor holds, the $10 stated principal amount and a fixed return equal to the upside payment.  However, if the final share price is less than or equal to the initial share price, the payment at maturity will be an amount equal to the stated principal amount of $10 or less by an amount that is proportionate to the percentage decrease of the final share price from the initial share price.  The securities are senior notes issued as part of Citigroup Funding’s Series D Medium-Term Senior Notes program.  Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the securities are subject to the credit risk of Citigroup Inc.

Expected Key Dates
Pricing Date:	Original Issue Date (Settlement Date):	Maturity Date:
March , 2011 (expected to price on or about March 15, 2011)	March , 2011 (three business days after the pricing date)	April 26, 2012
Key Terms
Issuer:	Citigroup Funding Inc.
Guarantee:
Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the securities are not principal protected, you may receive an amount at maturity that is substantially less than the stated principal amount of your initial investment and could be zero.

Underlying shares:	Shares of Yahoo! Inc. common stock (NASDAQ Symbol: “YHOO”)
Underlying shares issuer:	Yahoo! Inc.
Aggregate principal amount:	$
Issue price:	$10 per security
Stated principal amount:	$10 per security
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:
If the final share price is greater than the initial share price,
$10 + upside payment
If the final share price is less than or equal to the initial share price,
$10 x share performance factor
This amount will be less than or equal to the stated principal amount of $10.

Upside payment:
$1.80 to $2.20 per security (18% to 22% of the stated principal amount), to be determined on the pricing date.  Accordingly, even if the final share price is significantly greater than the initial share price, your payment at maturity will not exceed $11.80 to $12.20 per security.

Initial share price:	$ , the closing price of one underlying share on the pricing date.
Final share price:	The closing price of one underlying share on the valuation date.
Valuation date:	April 23, 2012, subject to postponement for non-trading days and certain market disruption events.
Share performance factor:	(final share price / initial share price)
Risk factors:	Please see “Risk Factors” beginning on page 9.
Clearing and settlement:	DTC

March 2011	Page 4

Citigroup Funding Inc.

Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	17316G230
ISIN:	US17316G2306
Tax considerations:
Prospective investors should note that the discussion under “Certain United States Federal Income Tax Considerations” in the accompanying prospectus supplement does not apply to the securities offered under the accompanying preliminary pricing supplement and is superseded by the following discussion.

Each holder, by purchasing a security, agrees to treat it as a prepaid forward contract for U.S. federal income tax purposes.  There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “Description of Securities—Certain United States Federal Tax Considerations” in the accompanying preliminary pricing supplement, the following U.S. federal income tax consequences should result under current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the securities at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year.

Under current law, Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax with respect to amounts received on the sale, exchange or retirement of their securities.  Special rules apply to Non-U.S. Holders who are present in the United States for 183 days or more in a taxable year or whose gain on their securities is effectively connected with the conduct of a U.S. trade or business.

In 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should read the discussion under “Description of Securities—Certain United States Federal Tax Considerations” in the accompanying preliminary pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the 2007 notice, and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee under an indenture dated June 1, 2005)
Calculation agent:	Citigroup Global Markets Inc.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our affiliates.

On, or prior to, the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the securities by taking positions in the underlying shares, futures and options contracts on the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could increase the price of the underlying shares, and, accordingly, potentially increase the initial share price, and, therefore, increase the price at which the underlying shares must close on the valuation date before investors would receive at maturity a payment that exceeds the stated principal amount of the securities. For further information on our use of proceeds and hedging, see “Description of Securities—Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

March 2011	Page 5

Citigroup Funding Inc.

Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

ERISA and IRA considerations:
Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the securities as long as either (A) (1) no Citigroup Global Markets affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the securities or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the securities or (B) its acquisition and holding of the securities is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the accompanying preliminary pricing supplement for more information.
Fees and selling concessions:
Citigroup Global Markets, an affiliate of Citigroup Funding and the underwriter of the sale of the securities, will receive an underwriting fee of up to $0.20 from Citigroup Funding for each security sold in this offering. The actual per security underwriting fee will be equal to the selling concession provided to selected dealers, as described in the next sentence. Citigroup Global Markets will pay selected dealers affiliated with Citigroup Global Markets, including its affiliate Morgan Stanley Smith Barney LLC, and their financial advisors collectively a selling concession of $0.20, subject to reduction for volume purchase discounts, for each $10 security they sell, while selected dealers not affiliated with Citigroup Global Markets will receive a selling concession of up to $0.20, subject to reduction for volume purchase discounts, for each $10 security they sell. See “Syndicate Information” below.

Additionally, it is possible that Citigroup Global Markets and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. You should refer to “Risk Factors” below and “Risk Factors” and “Plan of Distribution; Conflicts of Interest” in the accompanying preliminary pricing supplement for more information.

Supplemental information regarding plan of distribution; conflicts of interest:
Citigroup Global Markets is an affiliate of Citigroup Funding.  Accordingly, the offering of the securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly, without prior written approval of the customer. See “Plan of Distribution; Conflicts of Interest” in the accompanying preliminary pricing supplement.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

Syndicate Information

The actual public offering price, the underwriting fee received by Citigroup Global Markets and the selling concession granted to selected dealers per security may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by a particular investor according to the following chart.

Syndicate Information

Aggregate Principal Amount of Securities for Any Single Investor	Price to Public per Security	Underwriting Fee per Security	Selling Concession per Security
< $1,000,000	$10.0000	up to $0.2000	up to $0.2000
≥ $1,000,000 and < $3,000,000	$9.9625	up to $0.1625	up to $0.1625
≥ $3,000,000 and < $5,000,000	$9.9438	up to $0.1438	up to $0.1438
≥ $5,000,000	$9.9250	up to $0.1250	up to $0.1250

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the underwriter, if, within 30 days of the offering, the underwriter repurchases the securities distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

March 2011	Page 6

Citigroup Funding Inc.

Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

How the Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the closing price of the underlying shares.  The graph is based on the following terms:

Stated principal amount:	$10 per security
Hypothetical upside payment:	$2.00 (20% of the stated principal amount)
Minimum payment at maturity:	None
Principal protection:	None

Jump Securities Payoff Diagram

How it works

▪
Where the final share price is greater than the initial share price, the payment at maturity on the securities reflected in the graph above is greater than the $10 stated principal amount per security, but in all cases is equal to and will not exceed the $10 stated principal amount plus the hypothetical upside payment of $2.00 per security.  In the payoff diagram above, an investor will receive $12.00 per security, the stated principal amount plus the hypothetical upside payment, at any final share price greater than the initial share price.

▪
Where the final share price is less than or equal to the initial share price, the payment at maturity will be an amount equal to the stated principal amount of $10 or less by an amount that is proportionate to the percentage decrease from the initial share price. For example, if the final share price has decreased by 25% from the initial share price, the payment at maturity will be $7.50 per security (75% of the stated principal amount).  There is no minimum payment at maturity on the securities.

March 2011	Page 7

Citigroup Funding Inc.

Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of securities that they hold an amount in cash based on the closing price of the underlying shares on the valuation date, determined as follows:

If the final share price is greater than the initial share price:

$10    +    Upside Payment

The upside payment will be $1.80 to $2.20 per security, to be determined on the pricing date.

If the final share price is less than or equal to the initial share price:

$10    ×   Share Performance Factor

Principal		Share Performance Factor

$10	×	final share price
initial share price

Because the share performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

March 2011	Page 8

Citigroup Funding Inc.

Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-6 of the accompanying preliminary pricing supplement.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪
The securities do not pay interest or guarantee return of principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and do not guarantee the return of any of the stated principal amount at maturity.  If the final share price is less than the initial share price, the payout at maturity will be an amount in cash that is equal to the $10 stated principal amount of each security or less by an amount proportionate to the decrease in the closing price of the underlying shares. If the final share price is equal to the initial share price, there will be no loss or gain on your investment, and the payout at maturity will equal the $10 stated principal amount. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.  See “How the Jump Securities Work” on page 7 above.

▪
The appreciation potential of the securities is fixed and limited.  The appreciation potential of the securities is limited to the fixed upside payment of $1.80 to $2.20 per security (18% to 22% of the stated principal amount), even if the final share price is significantly greater than the initial share price.  The actual upside payment will be determined on the pricing date.  See “How the Jump Securities Work” on page 7 above.

▪
The market price of the securities will be influenced by many unpredictable factors.  Several factors will influence the value of the securities in the secondary market and the price at which Citigroup Global Markets may be willing to purchase or sell the securities in the secondary market.  We expect that generally the closing price of the underlying shares on any day will affect the value of the securities more than any other single factor.  However, because the payout on the securities is not directly correlated to the closing price of the underlying shares, the securities will trade differently from the underlying shares.  Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying shares;

o	dividend rates and yields on the underlying shares;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equities markets generally and that may affect the final share price;

o	the occurrence of certain events affecting the underlying shares that may or may not require an anti-dilution adjustment; and

o	any actual or anticipated changes in the credit ratings or credit spreads of Citigroup Inc.

You cannot predict the future performance of the underlying shares based on their historical performance. The price of the underlying shares may decrease below the initial share price so that you will receive for each security you hold at maturity a payment that is less than the stated principal amount of the securities by an amount proportionate to the decline in the price of the underlying shares below the initial share price. There can be no assurance that the price of the underlying shares will have increased on the valuation date so that you will receive at maturity an amount that is greater than the principal amount of your investment. The prices of the underlying shares may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen.  See “Historical Information” on page 14.  You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪
Potential for a lower comparable yield. The securities do not pay any periodic interest. As a result, if the final share price does not increase from the initial share price, the effective yield on the securities will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding of comparable maturity.

▪
The securities are subject to the credit risk of Citigroup Inc., the guarantor of any payments due on the securities, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  Investors are dependent on the ability of Citigroup Inc., Citigroup Funding’s parent

March 2011	Page 9

Citigroup Funding Inc.

Jump Securities Based on Yahoo! Inc. Common Stock due April 26, 2012

company and the guarantor of any payments due on the securities, to pay all amounts due on the securities at maturity, and, therefore, investors are subject to the credit risk of Citigroup Inc. and to changes in the market’s view of Citigroup Inc.’s creditworthiness.  The securities are not guaranteed by any other entity. If Citigroup Inc. defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. Any actual or anticipated decline in Citigroup Inc.’s credit ratings or actual or anticipated increase in the credit spreads charged by the market for taking Citigroup Inc.’s credit risk is likely to adversely affect the market value of the securities.

▪
Investing in the securities is not equivalent to investing in the underlying shares; you have no shareholder rights and will not receive any dividends.   Investing in the securities is not equivalent to investing in the underlying shares.  Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares. In addition, investors do not have the right to exchange their securities for underlying shares at any time.

▪
No affiliation with the underlying shares issuer.  The underlying shares issuer is not an affiliate of ours and is not involved with this offering in any way.  Consequently, we have no ability to control the actions of the underlying shares issuer, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, if any.  The underlying shares issuer has no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities.  None of the money you pay for the securities will go to the underlying shares issuer.

▪
We or our affiliates may engage in business with or involving the underlying shares issuer without regard to your interests.  We or our affiliates may presently or from time to time engage in business with the underlying shares issuer without regard to your interests, including extending loans to, or making equity investments in, the underlying shares issuer or providing advisory services to the underlying shares issuer, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about the underlying shares issuer. Neither we nor any of our affiliates undertakes to disclose any such information to you.

▪
The inclusion of underwriting fees and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, underwriting fees paid with respect to the securities, as well as the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices may be lower than the costs of unwinding the related hedging transactions at the time of the secondary market transaction. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets as a result of dealer discounts, mark-ups or other transaction costs.

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The anti-dilution adjustments do not cover every event that could affect the underlying shares. Citigroup Global Markets, as calculation agent, will adjust the amount payable at maturity for certain events affecting the underlying shares, such as stock splits and stock dividends, and certain other corporate actions involving the underlying shares issuer, such as mergers. However, the calculation agent will not make an adjustment for every event that could affect the underlying share. For example, the calculation agent is not required to make any adjustments if the underlying shares issuer offers common stock or cash for, or in connection with, acquisitions.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

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The value of the securities may become based on the common stock of a company other than the underlying shares issuer or other transaction value.  Following certain corporate events relating to the underlying shares, such as a stock-for-stock merger where the underlying shares issuer is not the surviving entity, you will receive at maturity cash based on the closing price of such successor company’s common stock.  We describe the specific corporate events that can lead to these adjustments under “Description of Securities—Anti-dilution Adjustments” in the accompanying preliminary pricing supplement.  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the securities.

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The securities will not be listed on any securities exchange, and secondary trading may be limited.  The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Citigroup Global Markets may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Citigroup Global Markets is willing to transact. If, at any time, Citigroup Global Markets were not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

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The calculation agent, which is an affiliate of ours, will make determinations with respect to the securities.  Citigroup Global Markets, the calculation agent, is an affiliate of ours. As calculation agent, Citigroup Global Markets will determine the initial share price, the final share price and the share performance factor, and will calculate the amount of cash, if any, you receive at maturity. Determinations made by Citigroup Global Markets, in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the calculation of the final share price in the event of a market disruption event, may affect the payout to you at maturity.

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Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. Citigroup Global Markets and other affiliates of ours will carry out hedging activities related to the securities (and to other instruments linked to the underlying shares), including trading in the underlying shares, as well as in other instruments related to the underlying shares. Our affiliates also trade in the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, as a result, could increase the price at which the underlying shares must close on the valuation date before you receive a payment at maturity that exceeds the issue price of the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing price of the underlying shares on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

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Our affiliates may publish research reports and commentary regarding the underlying shares and/or the underlying shares issuer without regard to your interests. Citigroup Investment Research or other affiliates of Citigroup Funding may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying shares and/or the underlying shares issuer, or other matters that may influence the closing price of the underlying shares, and, therefore, the value of the securities. Any research, opinion or recommendation expressed by Citigroup Investment Research or other Citigroup Funding affiliates may not be consistent with purchasing, holding or selling the securities.

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The U.S. federal income tax consequences of an investment in the securities are unclear.  There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS.  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be affected materially and adversely.  As described above under “Tax considerations,” in 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and non-U.S. persons considering an investment in the securities should review carefully the section of the accompanying preliminary pricing supplement entitled “Description of Securities—Certain United States Federal Tax Considerations” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Information about the Underlying Shares

Yahoo! Inc.

Yahoo! Inc. (“Yahoo!”) is a global Internet media company that offers an online guide to Web navigation, aggregated information content, communication services, and commerce. Yahoo!’s site includes a hierarchical, subject-based directory of Web sites, which enables users to locate and access information and services through hypertext links included in the directory. The underlying shares are registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by Yahoo! pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number 000-28018 through the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, information regarding Yahoo! may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This offering summary relates only to the securities offered hereby and does not relate to the underlying shares or other securities of Yahoo!. We have derived all disclosures contained in this offering summary regarding Yahoo! from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, none of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets has participated in the preparation of such documents or made any due diligence inquiry with respect to Yahoo!. None of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets makes any representation that such publicly available documents or any other publicly available information regarding Yahoo! is accurate or complete.

The securities represent obligations of Citigroup Funding only. Yahoo! is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither Citigroup Inc. nor any of its subsidiaries makes any representation to you as to the performance of the underlying shares.

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Historical Information

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, for each quarter in the period from January 3, 2006 through March 8, 2011.  The closing price of the underlying shares on March 8, 2011 was $16.94.  We obtained the information below from Bloomberg Financial Markets, without independent verification.  You should not take historical prices of the underlying shares as an indication of future performance, and no assurance can be given as to the closing price of the underlying shares on the valuation date.

Yahoo! Inc. Common Stock (CUSIP: 984332106)	High	Low	Period End
2006
First Quarter	$43.42	$30.07	$32.26
Second Quarter	33.53	29.00	33.00
Third Quarter	33.38	24.65	25.28
Fourth Quarter	28.49	23.04	25.54
2007
First Quarter	32.10	25.61	31.29
Second Quarter	32.09	26.98	27.13
Third Quarter	27.50	22.52	26.84
Fourth Quarter	33.63	23.02	23.26
2008
First Quarter	29.98	19.05	28.93
Second Quarter	28.67	20.66	20.66
Third Quarter	24.64	16.88	17.30
Fourth Quarter	16.96	8.95	12.20
2009
First Quarter	14.12	11.01	12.81
Second Quarter	16.67	12.75	15.66
Third Quarter	17.81	14.18	17.81
Fourth Quarter	17.67	14.97	16.78
2010
First Quarter	17.23	14.79	16.53
Second Quarter	18.97	13.83	13.83
Third Quarter	15.52	13.08	14.17
Fourth Quarter	17.02	14.23	16.63
2011
First Quarter (through March 8, 2011)	17.77	15.58	16.94

We make no representation as to the amount of dividends, if any, that Yahoo! may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on Yahoo! common stock.

© 2011 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

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Citigroup Funding Inc.